EXHIBIT 99.1

PURCHASE ORDER FORM

(Subscription Agreement)

Premier Indemnity Holding Company

3001 North Rocky Point Drive, Suite 200

Tampa, Florida 33607

Dear Sirs:

The undersigned (the “Purchaser”) acknowledge that I have received and reviewed the Prospectus of Premier Indemnity Holding Company, dated__________ 2006.

Concurrent with execution of this Agreement, the Purchaser is purchasing _______________________________________________ (__________) shares of Common Stock of Premier Indemnity Holding Company, a Florida corporation (the “Company”) at a price of $1.00 per Share (the “Subscription Price”). Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that ________________________________________________solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than such person(s).

MAKE CHECK PAYABLE TO: PREMIER INDEMNITY HOLDING COMPANY

Executed this _____ day of ___________________, 2006.

__________________________________	_______________________________________

__________________________________	Signature of Purchaser

__________________________________

Address of Purchaser

__________________________________

Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

_____________	X $1.00	___________	=	US$
Number of Shares Purchased				Total Subscription Price

Form of Payment:	Cash:_______	Check #: _________________Other: ______________________

PREMIER INDEMNITY HOLDING COMPANY

By: ________________________________________ Title: ______________________________________